Exhibit 10.4


                                                              EXECUTION VERSION






                            INTERCREDITOR AGREEMENT


                                  by and among


                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                 as Bank Agent


                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                        as 2014 Notes Indenture Trustee


                                      and


                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Collateral Agent






                               December 14, 2004
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                                                     TABLE OF CONTENTS

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1.       Definitions and General Provisions.......................................................................2

         1.1      Definitions.....................................................................................2
         1.2      Interpretation.................................................................................14

2.       Collateral Agent........................................................................................14

         2.1      Appointment....................................................................................14
         2.2      Nature of Duties...............................................................................14
         2.3      Lack of Reliance on the Collateral Agent.......................................................15
         2.4      Certain Rights of the Collateral Agent; Pari Passu in Priority of Liens;
                  Separate Collateral............................................................................15
         2.5      Reliance.......................................................................................16
         2.6      Indemnification................................................................................16
         2.7      Collateral Agent in its Individual Capacity....................................................17
         2.8      Holders........................................................................................17
         2.9      Resignation and Removal of the Collateral Agent................................................17

3.       Collateral, Priority of Liens, Subordination and Release................................................18

         3.1      Liens and Security Interests...................................................................18
         3.2      Separate Collateral............................................................................19
         3.3      Confirmation of Liens..........................................................................19

4.       Rights and Limitation of Actions With Respect to Collateral.............................................19

         4.1      Rights and Limitations Applicable to Second Lien Secured Parties...............................19
         4.2      Rights and Limitations Applicable to the First Lien Secured Parties............................22
         4.3      Notification of Events of Default..............................................................23
         4.4      Certain Waivers by Second Lien Secured Parties.................................................24

5. Rights and Limitations with Respect to Amendments, Waivers and Other Actions Under Facility Agreements..24

         5.1      Rights and Limitations Applicable to Second Lien Secured Parties...............................24
         5.2      Rights and Limitations Applicable to the First Lien Secured Parties............................24
         5.3      Waivers and Deferrals of Payments..............................................................26
         5.4      Limitation of Liability........................................................................26

6.       Insolvency or Liquidation Proceedings...................................................................27

         6.1      Right to File Involuntary Bankruptcy...........................................................27
         6.2      Certain Agreements and Consents by Second Lien Secured Parties.................................27
         6.3      Avoidance of Bank Secured Obligations in Bankruptcy............................................30
         6.4      No Other Restrictions on Second Lien Secured Parties...........................................31

7.       Default Purchase Option.................................................................................31


8.       Application of Proceeds of Shared Collateral............................................................32

         8.1      Application of Proceeds Generally..............................................................32
         8.2      Certain Terms..................................................................................34
         8.3      Sharing of Non-Pro Rata Payments...............................................................34
         8.4      Overpayments...................................................................................35
         8.5      Payment to Class Representatives...............................................................35

9.       Representations and Warranties..........................................................................35

         9.1      Organization...................................................................................35
         9.2      Authorization..................................................................................35
         9.3      Binding Agreement..............................................................................35
         9.4      No Consent Required............................................................................36
         9.5      No Conflict....................................................................................36

10.      Miscellaneous Provisions................................................................................36

         10.1     Notices; Addresses.............................................................................36
         10.2     Further Assurances.............................................................................37
         10.3     Waiver.........................................................................................37
         10.4     Entire Agreement...............................................................................37
         10.5     Governing Law..................................................................................37
         10.6     Severability...................................................................................38
         10.7     Headings.......................................................................................38
         10.8     Limitations on Liability.......................................................................38
         10.9     Consent of Jurisdiction........................................................................38
         10.10    Successors and Assigns.........................................................................38
         10.11    Counterparts...................................................................................39
         10.12    No Third Party Beneficiaries...................................................................39
         10.13    Co-Collateral Agents; Separate Collateral Agents...............................................39
         10.14    Amendments.....................................................................................40
         10.15    Additional Secured Parties.....................................................................41
         10.16    Trust Indenture Act............................................................................41
         10.17    Reinstatement..................................................................................41
         10.18    Attorneys' Fees................................................................................42

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                            INTERCREDITOR AGREEMENT


         THIS INTERCREDITOR AGREEMENT is made as of December 14, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), by and among (i) DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (together with its successors and assigns in such capacity, the "BANK AGENT"), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Trustee under the 2014 Notes Indenture (together with its successors and assigns in such capacity, the "2014 NOTES INDENTURE TRUSTEE"), and (iii) the Collateral Agent (as hereinafter defined).

                                   RECITALS:

         A. PHASE I PROJECT. Wynn Las Vegas, LLC, a Nevada limited liability company (the "Company"), is constructing and plans to own and operate Wynn Las Vegas, an approximately 2,700-room hotel, casino, golf course and entertainment complex with related ancillary facilities, located on the site of the former Desert Inn Resort & Casino (the "PHASE I PROJECT").

         B. PHASE II PROJECT. The Company may develop, construct, own and operate an expansion of the Phase I Project, consisting of an approximately 1,500-suite hotel tower, additional casino space and additional restaurants, a spa, swimming pools, and retail and convention space with related ancillary facilities, located on approximately 20 acres of land adjacent to the Phase I Project, tentatively named "Encore at Wynn Las Vegas" (the "PHASE II PROJECT" and, collectively with the Phase I Project, the "PROJECTS").

         C. 2014 NOTES INDENTURE. Concurrently herewith, the Company, Wynn Las Vegas Capital Corp., a Nevada corporation ("CAPITAL CORP."), certain guarantors party thereto and the 2014 Notes Indenture Trustee have entered into an Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "2014 NOTES INDENTURE"), pursuant to which the Company and Capital Corp. will issue the 2014 Notes, as more particularly described therein.

         D. BANK CREDIT FACILITY. Concurrently herewith, the Company, the Bank Agent, the Bank Lenders and the other parties thereto have entered into the Bank Credit Agreement, pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide the Bank Credit Facility to the Company, as more particularly described therein.

         E. COLLATERAL. In addition to certain other collateral and security interests, (a) the Bank Credit Facility is secured by a first priority lien on the Bank Separate Collateral and the Shared Collateral and (b) the 2014 Notes are secured by a first priority lien on the 2014 Notes Separate Collateral and the Shared Collateral, all as more particularly described in Section 3.

         F. DISBURSEMENT AGREEMENT. The Company, the Bank Agent, the 2014 Notes Indenture Trustee and the Disbursement Agent, have entered into the Master Disbursement Agreement as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the "DISBURSEMENT Agreement"), in order to set forth, among other things, (a) the mechanics for and allocation of the Company's request for Advances under the Bank Credit Facility and the 2014 Notes and from the Company's Funds Account and (b) the conditions precedent to the Closing Date, to the initial Advance and to subsequent Advances.

         G. INTERCREDITOR AGREEMENT. The Project Credit Parties desire to enter into this Agreement in order to (a) appoint the Collateral Agent as their agent for purposes of entering into the Shared Security Documents and to receive, maintain, administer, enforce and distribute the Shared Collateral and the Separate Collateral as provided herein and therein and (b) set forth certain provisions relating to the Project Credit Parties' respective rights in the Collateral, the exercise of remedies upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters.

         NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS AND GENERAL PROVISIONS.

            1.1 DEFINITIONS. Except as otherwise expressed and provided herein, all capitalized terms used in this Agreement and its Exhibits and not otherwise defined herein shall have the meanings given to such terms in the Disbursement Agreement. Except as set forth herein, the rules of interpretations set forth in Exhibit A to the Disbursement Agreement shall apply.

                1.1.1 OTHER TERMS. The following terms have the meanings set forth below:

            "2014 NOTEHOLDERS" means the holders of the 2014 Notes.

            "2014 NOTES" means all notes (including Exchange Notes, as defined in the 2014 Notes Indenture) issued by the Company and Capital Corp., as co-issuers, pursuant to the 2014 Notes Indenture, whether on or after the Closing Date.

            "2014 NOTES INDENTURE" has the meaning given in the recitals hereto.

            "2014 NOTES INDENTURE TRUSTEE" has the meaning given in the preamble hereto.

            "2014 NOTES SECURED OBLIGATIONS" means all Obligations of the Company Group to or for the benefit of the 2014 Notes Indenture Trustee or the 2014 Noteholders under the 2014 Notes Indenture, the 2014 Notes, the First Lien Security Documents and any other agreement, document or instrument entered into or delivered by any member of the Company Group on, prior to, or after the Closing Date with or to or for the benefit of the Collateral Agent, the 2014 Notes Indenture Trustee or the 2014 Noteholders in connection with the financing of either or both Projects.

            "2014 NOTES SEPARATE COLLATERAL" means the 2014 Notes Proceeds Account Collateral and any other property or assets of the Company Group which has been pledged to secure the 2014 Notes Secured Obligations but not the Bank Secured Obligations, Obligations under any Permitted Additional Senior Secured Debt Agreement or the Second Lien Secured Obligations.

            "ACCOUNT COLLATERAL" or "ACCOUNTS COLLATERAL" means, collectively, all of the Company Accounts and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the Collateral Account Agreements and any proceeds of the foregoing. When the term "Collateral" is used in conjunction with a specified Account (e.g., the "Disbursement Account Collateral"), said Account Collateral means the specified account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the applicable Collateral Account Agreement, and any proceeds of the foregoing, except to the extent such proceeds are deposited into another Account pursuant to the terms of the Disbursement Agreement or the applicable Collateral Account Agreement.

            "AGREEMENT" has the meaning given in the preamble hereto.

            "BANK AGENT" has the meaning given in the preamble hereto.

            "BANK CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof, among the Company, the Bank Agent, the Bank Lenders and the other parties hereto, as the same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) of all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for such refinancing or replacement of indebtedness under the Bank Credit Agreement, such agreement shall only be treated as the Bank Credit Agreement hereunder if (a) it represents all of the obligations thereunder and (b) a representative of the Bank Lenders under any refinancing or replacement indebtedness (that either replaces or refinances in full the Bank Credit Agreement or represents the refinancing or replacement indebtedness with the largest aggregate amount of indebtedness and unused commitments of all the indebtedness refinancing or replacing the Bank Credit Agreement) executes a counterpart hereto agreeing to be deemed the Bank Agent and the Collateral Agent hereunder and to be bound hereby in such capacity.

            "BANK CREDIT FACILITY" means, collectively, each loan or credit facility (including any term loan credit facility and/or any revolving credit facility (including any letter of credit facility thereunder)) described and made available from time to time to the Company by the Bank Lenders pursuant to the Bank Credit Agreement.

            "BANK LENDERS" means (a) the financial institutions and other lenders which are now, or may in the future become, parties to the Bank Credit Agreement and (b) the counterparties to Interest Rate Agreements that are permitted to be secured by the Bank Credit Agreement, in each case, or their successors or assignees in such capacity as lenders or counterparties, as the case may be, under the Bank Credit Agreement.

            "BANK SECURED OBLIGATIONS" means all Obligations of the Company Group to or for the benefit of the Bank Agent or the Bank Lenders under the Bank Credit Agreement, the First Lien Security Documents, the Facility Fee Letter (as defined in the Bank Credit Agreement), and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the Collateral Agent, the Bank Agent or the Bank Lenders in connection with the financing of either or both Projects or for working capital needs or for other general corporate purposes (including, without limitation, Obligations in respect of Specified Hedge Agreements, but only to the extent that the Bank Credit Agreement permits such Obligations to be secured by the First Lien Security Document).

            "BANK SEPARATE COLLATERAL" means (a) the Bank Proceeds Account Collateral, (b) all amounts deposited by the Bank Agent into an account specially designated to secure outstanding Letters of Credit, but only to the extent that the Bank Agent would have been permitted pursuant to this Agreement to apply such amounts against the Bank Secured Obligations and (c) any other property or assets of the Company Group which has been pledged to secure the Bank Secured Obligations but not the Obligations under any Permitted Additional Senior Secured Debt Agreement, the Second Lien Secured Obligations or the 2014 Notes Secured Obligations.

            "BANKRUPTCY LAW" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors now or hereafter in effect.

            "BLOCKING EVENT" means (a) the occurrence of an Event of Default under Section 8(a) of the Bank Credit Agreement or Section 6.01(a) or (b) of the 2014 Notes Indenture or any comparable provision of any other First Lien Security Document or (b) that the Bank Secured Obligations, 2014 Notes Secured Obligations or any other First Lien Secured Obligations have become due and payable in full (whether at maturity, upon acceleration or otherwise).

            "CLASS" shall mean each class of Secured Parties, i.e., (a) the Bank Lenders as holders of the Bank Secured Obligations shall constitute a "Class," and (b) the 2014 Noteholders as holders of the 2014 Notes Secured Obligations shall constitute a "Class."

            "COLLATERAL" means the following unique and separate categories of property encumbered to secure the Obligations to any of the Secured Parties:
(a) the Shared Collateral, (b) the Bank Separate Collateral and (c) the 2014 Notes Separate Collateral.

            "COLLATERAL AGENT" means (a) Deutsche Bank Trust Company Americas in its capacity as collateral agent for the benefit of the Bank Agent, the 2014 Notes Indenture Trustee, and any other Project Credit Party that from time to time becomes a party hereto in accordance with Section 10.15, as appointed in the first sentence of Section 2.1 (together with its successors and assigns and any replacement collateral agent appointed pursuant to the terms hereof), (b) Deutsche Bank Trust Company Americas in its capacity as collateral agent for the benefit of the Bank Agent as appointed in the second sentence of Section
2.1 (together with its successors and assigns and any replacement collateral agent appointed pursuant to the terms hereof), and (c) Deutsche Bank Trust Company Americas in its capacity as collateral agent for the benefit of the 2014 Notes Indenture Trustee as appointed in the third sentence of Section 2.1 (together with its successors and assigns and any replacement collateral agent appointed pursuant to the terms hereof); provided, however, that (i) in respect of the Shared Collateral, "Collateral Agent" means Deutsche Bank Trust Company Americas in its capacity as collateral agent as described in clause (a) above,
(ii) in respect of the Bank Separate Collateral, "Collateral Agent" means Deutsche Bank Trust Company Americas in its capacity as collateral agent as described in clause (b) above, (iii) in respect of the 2014 Notes Separate Collateral, "Collateral Agent" means Deutsche Bank Trust Company Americas in its capacity as collateral agent as described in clause (c) above, and (iv) in all other cases, "Collateral Agent" means Deutsche Bank Trust Company Americas in each of its capacities described in clauses (a), (b), and (c) above.

            "COMPANY" has the meaning given in the recitals hereto.

            "COMPANY GROUP" means, collectively, the Company and any Affiliate of the Company that from time to time incurs any Obligations or pledges any Collateral under any Financing Agreement, unless released from such Obligations or pledges pursuant to the applicable Financing Agreements.

            "CREDIT BID RIGHTS" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

                  (a) such order grants the Second Lien Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset such Second Lien Secured Parties' claims secured by Liens upon such assets against the purchase price of such assets if:

                      (i) the bid of such Second Lien Secured Parties is the highest bid or otherwise determined by the court to be the best offer at the sale; and

                      (ii) the bid of such Second Lien Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale to achieve the Discharge of the First Lien Secured Obligations and to satisfy all Liens entitled to priority over the Liens securing the First Lien Secured Obligations that attach to the proceeds of the sale, if such amount were applied on the date of the sale to the payment in cash of:

                               (A)   all unpaid First Lien Secured Obligations;

                               (B)   all unpaid claims secured by any such
                                     Liens entitled to priority over the Liens securing the First Lien Secured Obligations; and

                               (C)   all claims and costs, including those
                                     incurred in connection with the sale by
                                     the Collateral Agent, the Bank Agent, the
                                     Bank Lenders, the 2014 Notes Indenture
                                     Trustee, the 2014 Noteholders, the
                                     representatives of any Permitted
                                     Additional Senior Secured Debt Agreement and the holders of any Permitted Additional Senior Secured Debt Agreement, required by such order to be paid from the proceeds of the sale, whether or not the order requires or permits such amount to be so applied; and

                  (b) such order allows the claims of the Second Lien Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

            "DEFAULT PURCHASE OPTION" means the option granted to a representative on behalf of the Second Lien Secured Parties pursuant to Section 7 to purchase all but not less than all of the First Lien Secured Obligations.

            "DISBURSEMENT AGREEMENT" has the meaning given in the recitals hereto.

            "DISBURSEMENT AGREEMENT DEFAULT" means the occurrence and continuance of an Event of Default under and as defined in the Disbursement Agreement.

            "DISBURSEMENT AGREEMENT DEFAULT DATE" the date upon which a Disbursement Agreement Default occurs.

            "DISCHARGE" means (a) in respect of the Bank Credit Facility, the termination of all commitments to extend credit under the Bank Credit Facility, payment in full in cash of the principal of and interest and premium (if any) on all Bank Secured Obligations, termination, cancellation, expiration or cash collateralization of all letters of credit issued under the Bank Credit Facility and payment in full in cash of all other Bank Secured Obligations that are unpaid at the time the principal and interest are paid in full in cash, (b) in respect of the 2014 Notes, the satisfaction and discharge (pursuant to Article 12 of the 2014 Notes Indenture), defeasance (pursuant to Article 8 of the 2014 Notes Indenture) or other satisfaction in full of the 2014 Notes Secured Obligations and (c) in respect of any other Class of Secured Obligations, the termination of all commitments to extend credit under such Class of Secured Obligations, the discharge, defeasance or payment in full in cash of the principal of and interest and premium (if any) on all such Secured Obligations, the termination, cancellation, expiration or cash collateralization of all letters of credit, if any, issued under any Facility Agreement and the discharge, defeasance or payment in full in cash of all other Secured Obligations of such Class that are unpaid at the time the principal and interest are paid in full in cash, discharged or defeased.

            "ELIGIBLE PURCHASER" means any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the Second Lien Secured Obligations, voting as a single class, as entitled to exercise the Default Purchase Option.

            "EVENT OF DEFAULT" means, as the context requires, (a) a Disbursement Agreement Default, or (b) the occurrence and continuance of an "Event of Default" (or comparable term) by or with respect to the Company under the applicable Facility Agreement that has not been waived by the applicable Project Credit Party (it being understood that the provisions of Section 1.2 shall not apply to any such waiver).

            "FACILITY AGREEMENTS" means, collectively, the Bank Credit Agreement, the 2014 Notes Indenture, each Permitted Additional Senior Secured Debt Agreement and each Permitted Additional Junior Secured Debt Agreement.

            "FIRST LIEN" means a Lien granted by a Security Document to the Collateral Agent, for the benefit of the First Lien Secured Parties (or any of them), upon any property or assets of the Company or any other member of the Company Group to secure First Lien Secured Obligations.

            "FIRST LIEN DOCUMENTS" means, collectively, the 2014 Indenture, the 2014 Notes, the Bank Credit Agreement, each Permitted Additional Senior Secured Debt Agreement, the First Lien Security Documents, and all other agreements governing, securing or relating to any First Lien Secured Obligations.

            "FIRST LIEN SECURED CLAIM REDUCTION" has the meaning given in
Section 6.3.

            "FIRST LIEN SECURED OBLIGATIONS" means, collectively, (a) the Bank Secured Obligations, (b) the 2014 Notes Secured Obligations and (c) Obligations under any Permitted Additional Senior Secured Debt Agreement.

            "FIRST LIEN SECURED PARTIES" means, collectively, the holders of First Lien Secured Obligations, the Bank Agent, the 2014 Notes Indenture Trustee, the Collateral Agent and the representative for the holders of any Indebtedness under any Permitted Additional Senior Secured Debt Agreement.

            "FIRST LIEN SECURITY DOCUMENTS" means, collectively, the Wynn Las Vegas Deed of Trust, the Wynn Sunrise Deed of Trust, the Wynn Golf Deed of Trust, the Security Agreement, the 2014 Notes Environmental Indemnity Agreements, the Collateral Agency Agreement, the Bank Guarantee, the Collateral Account Agreements, the Completion Guaranty and any guaranties, deeds of trust, security agreements or collateral account agreements or any other document creating or perfecting a lien, security interest or other preferential arrangement, and any related documents executed, filed, recorded or delivered from time to time by any member of the Company Group in favor of the Collateral Agent to secure the First Lien Secured Obligations.

            "GUARANTOR" has the meaning given in the Bank Credit Agreement.

            "INSOLVENCY OR LIQUIDATION PROCEEDING" means (a) any case commenced by or against the Company Group or any Person within the Company Group under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company Group or any Person within the Company Group, any receivership or assignment for the benefit of creditors relating to the Company Group or any Person within the Company Group or any similar case or proceeding relative to the Company Group or any Person within the Company Group or their creditors, as such, in each case whether or not voluntary; (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company Group or any Person within the Company Group, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company Group or any Person within the Company Group are determined and any payment or distribution is or may be made on account of such claims.

            "JOINDER AGREEMENT" has the meaning given in Section 10.15.

            "JOINT COMMITTEE" means a joint committee appointed with the written consent of representatives of each Class of First Lien Secured Parties (acting in accordance with their respective Facility Agreements), to perform such duties and with such authority to act on behalf of each Class of First Lien Secured Parties, in connection with directing the manner and method of enforcement proceedings under the First Lien Security Documents, as the representatives of each Class of First Lien Secured Parties (acting in accordance with their respective Facility Agreements) jointly agree to delegate to such Joint Committee.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

            "NOTICE OF DEFAULT" means a notice of default which must be recorded in the official real property records of Clark County, Nevada, in order to commence non-judicial foreclosure of a Deed of Trust in accordance with applicable Nevada law.

            "PERMITTED ADDITIONAL JUNIOR SECURED DEBT AGREEMENT" shall mean one or more agreements evidencing secured indebtedness with, or guaranteed by, the Company or any other member of the Company Group, provided that such agreement is expressly permitted to be entered into and secured with a junior lien (subject and subordinate to First Liens) on the Shared Collateral pursuant to the First Lien Documents and the Second Lien Documents and that the provider of such indebtedness becomes a party to this Agreement and agrees to be bound by and comply with all of the terms and provisions hereof.

            "PERMITTED ADDITIONAL SENIOR SECURED DEBT AGREEMENT" shall mean one or more agreements evidencing senior secured indebtedness with, or guaranteed by, the Company or any other member of the Company Group (including any Specified Hedge Agreement), provided that such agreement is expressly permitted to be entered into and secured with a First Lien on the Shared Collateral pursuant to the First Lien Documents and the Second Lien Documents and that the provider of such indebtedness becomes a party to this Agreement and agrees to be bound by and comply with all of the terms and provisions hereof.

            "PHASE I PROJECT" has the meaning given in the recitals hereto.

            "PHASE II PROJECT" has the meaning given in the recitals hereto.

            "PRIMARY OBLIGATIONS" has the meaning given in Section 8.2.

            "PRO RATA PAYMENTS" means:

                  (a) with respect to any amount paid to a First Lien Secured Party on a given date other than pursuant to Sections 4.15 and 4.16 of the 2014 Notes Indenture, that the ratio of such payment to the total payments made to all First Lien Secured Parties on such date is the same as the ratio of (i) the total principal amount of First Lien Secured Obligations outstanding with respect to such First Lien Secured Party to (ii) the total principal amount of First Lien Secured Obligations outstanding with respect to all First Lien Secured Parties; provided, however, that (A) the principal amount will be calculated without duplication of the underlying obligation for "Guarantees" (as defined in the 2014 Notes Indenture) and Specified Hedge Agreements, (B) reimbursement obligations for outstanding Letters of Credit that are secured by a Lien on the Shared Collateral ranking pari passu with the Liens securing the First Lien Secured Obligations shall be considered outstanding First Lien Secured Obligations and (C) with respect to Specified Hedge Agreements, the "total principal amount of First Lien Secured Obligations outstanding" of any First Lien Secured Party in its capacity as a counterparty or intermediary to a Specified Hedge Agreement shall be deemed to equal the aggregate amount of all costs, fees and expenses which would be payable by a member of the Company Group if such Specified Hedge Agreement was terminated on such date; and

                  (b) with respect to any amount paid to a First Lien Secured Party on a given date in connection with Section 4.15 or 4.16 of the 2014 Notes Indenture, that such payment has been allocated among the First Lien Secured obligations in accordance with such section of the 2014 Notes Indenture.

            "PRO RATA SHARE" has the meaning given in Section 8.2.

            "PROJECT CREDIT PARTIES" means the Bank Agent and the 2014 Notes Indenture Trustee and any other Persons that from time to time become parties hereto in accordance with Section 10.15.

            "PROJECTS" has the meaning given in the recitals hereto.

            "REQUIRED CLASS LENDERS" means, with respect to each Class of Secured Parties, the requisite percentage of Secured Parties within such Class whose approval is needed in order to take or consent to a specified action on behalf of such Class.

            "REQUIRED SECURED PARTIES" shall mean:

                  (a) for purposes of causing the Collateral Agent to commence enforcement proceedings against the Shared Collateral pursuant to the Shared Collateral Documents:

                           (i) at any time after the expiration of 30 days
                  following the earlier of (A) the occurrence and continuation of an Event of Default under Section 6.01(a) or (b) of the 2014 Notes Indenture or (B) an acceleration of the 2014 Notes, then the holders of the majority of the aggregate outstanding amount of 2014 Notes and Loans under the Bank Credit Facility shall constitute the "Required Secured Parties" for purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents; and

                           (ii) at any time that an Event of Default has
                  occurred and is continuing under the Bank Credit Agreement, then the Bank Agent (acting under the Bank Credit Agreement) shall constitute the "Required Secured Parties" for purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents;

         provided that, if an event described in clause (i)(A) or (i)(B) above has occurred and is continuing for more than 30 days and an Event of Default has occurred and is continuing under the Bank Credit Agreement, then either (x) the Bank Agent (acting under the Bank Credit Agreement) or (y) the holders of the majority of the aggregate outstanding amount of the 2014 Notes and Loans under the Bank Credit Facility shall constitute the "Required Secured Parties" for purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents.

                  (b) for purposes of causing the Collateral Agent to commence enforcement proceedings against the 2014 Notes Separate Collateral, the 2014 Notes Indenture Trustee shall constitute the "Required Secured Parties";

                  (c) for purposes of causing the Collateral Agent to commence enforcement proceedings against the Bank Separate Collateral, the Bank Agent shall constitute the "Required Secured Parties";

                  (d) once enforcement proceedings have been commenced in accordance with clause (a) above, if either the 2014 Notes Indenture Trustee or the Bank Agent (but not both) has directed the Collateral Agent to commence such proceedings, then only the Required Secured Parties that directed the Collateral Agent to commence such proceedings shall be required to direct the Collateral Agent to discontinue the proceedings; provided, however, that the Collateral Agent shall not discontinue such proceedings if any other Required Secured Parties who, at such time, would be entitled to direct the Collateral Agent to commence the exercise of remedies in accordance with clause (a) above instruct the Collateral Agent to continue such proceedings;

                  (e) for purposes of directing the manner and method of enforcement proceedings, once commenced in accordance with clause (a) above, the Collateral Agent shall make all decisions that it deems appropriate to diligently prosecute and complete such proceedings unless instructed to do otherwise by the Joint Committee (if one has been formed and is then in effect) or, if a Joint Committee is not then in effect, by both the 2014 Notes Indenture Trustee (acting under the 2014 Indenture) and the Bank Agent (acting under the Bank Credit Agreement), acting together, who shall constitute the "Required Secured Parties" under such circumstances. If the Collateral Agent requests instructions from the Required Secured Parties with respect to the manner and method of enforcement proceedings, then:

                           (i) if a Joint Committee has been formed and is then
                  in effect, such Joint Committee shall constitute the "Required Secured Parties"; and

                           (ii) if a Joint Committee has not been formed or is
                  not then in effect both the 2014 Notes Indenture Trustee (acting under the 2014 Notes Indenture) and the Bank Agent (acting under the Bank Credit Agreement), acting together, shall constitute the "Required Secured Parties";

         provided, however, that if the 2014 Notes Indenture Trustee and the Bank Agent both fail to respond to the Collateral Agent's request for instructions or if the Collateral Agent receives conflicting instructions from the 2014 Notes Indenture Trustee and the Bank Agent, the Collateral Agent shall not act under the requested instructions until a non-conflicting instruction is received from either (x) both the 2014 Notes Indenture Trustee and the Bank Agent or (y) the holders of the majority of the then outstanding indebtedness under the 2014 Notes Indenture and the Bank Credit Agreement; provided, further, that if one of the 2014 Notes Indenture Trustee (acting under the 2014 Notes Indenture) or Bank Agent (acting under the Bank Credit Agreement) responds with instructions to the Collateral Agent within ten (10) Banking Days but the other Required Secured Creditor fails to respond during such time frame, then the "Required Secured Parties" under such circumstances shall constitute the Person who responded during such time frame;

                  (f) for purposes of amending, modifying, varying or waiving any provisions of the Shared Security Documents or other Security Documents with respect to Shared Collateral (including any event of default thereunder), the Bank Agent (acting under the Bank Credit Agreement) shall constitute the "Required Secured Parties" entitled to amend, modify, vary or waive any provision of such Security Documents (without the consent of any other Project Credit Party), and any such amendment, modification, variance or waiver shall be effective with respect to, and shall automatically apply to the corresponding provisions of, any Security Documents entered into with respect to the 2014 Notes Indenture, any Permitted Additional Senior Secured Debt Agreement or any Permitted Additional Junior Secured Debt Agreement; provided, however, that, (i) to the extent that such amendment, modification, variance or waiver will result in the release of any portion of the Collateral under the Shared Security Documents, (A) the consent of the 2014 Notes Indenture Trustee and each other Project Credit Party representing each Class of First Lien Secured Obligations and Second Lien Secured Obligations shall be required (unless otherwise specifically set forth in the 2014 Notes Indenture or Facility Agreement governing such Class of First Lien Secured Obligations or Second Lien Secured Obligations, as the case may be), and (B) the "Required Secured Parties" under such circumstances shall consist of the Bank Agent, the 2014 Notes Indenture Trustee and each other Project Credit Party whose consent is required under clause (A) above, (ii) any amendment, modification, variance or waiver adversely affecting the relative rights and benefits of one or more Classes of Secured Parties (and not all Secured Parties in a similar manner) shall require the written consent of the representatives of such Classes of Secured Parties (acting in such capacity); (iii) any amendment or modification to the definition of "Excluded Assets" in the Security Agreement or the definition of "Excluded Property" in the Wynn Las Vegas Deed of Trust, the Wynn Sunrise Deed of Trust or the Wynn Golf Deed of Trust shall require the consent of the 2014 Notes Indenture Trustee if as a result of such amendment or modification the 2014 Notes will not be secured by substantially all of the assets of the Company and the Guarantors (as defined in the 2014 Notes Indenture) and (iv) any Potential Event of Default or Event of Default occurring under a Shared Security Document by reason of a Potential Event of Default or Event of Default under the 2014 Notes Indenture, a Permitted Additional Senior Secured Debt Agreement or a Permitted Additional Junior Secured Debt Agreement may only be waived by the 2014 Notes Indenture Trustee, the representative under such Permitted Additional Senior Secured Debt Agreement or the representative under such Permitted Additional Junior Secured Debt Agreement, as the case may be, in each case, acting in such capacity; provided, however, that, notwithstanding the foregoing, the consent of the 2014 Notes Indenture Trustee, the representative under such Permitted Additional Senior Secured Debt Agreement or the representative under such Permitted Additional Junior Secured Debt Agreement shall not be required to the extent that such amendment, modification, variance or waiver is expressly permitted to occur without such Project Credit Party's consent under the terms of the 2014 Notes Indenture, such Permitted Additional Senior Secured Debt Agreement or such Permitted Additional Junior Secured Debt Agreement, respectively;

                  (g) For purposes of adjusting settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Shared Collateral, and all claims under insurance constituting Shared Collateral, the Bank Agent (acting pursuant to the Bank Credit Agreement) shall constitute the "Required Secured Parties";

                  (h) Notwithstanding clauses (a) through (g) above, if at the time of an action by the Required Secured Parties all Obligations under the Bank Credit Agreement have been Discharged and Obligations under the 2014 Notes remain outstanding, then the "Required Secured Parties" at such time shall be the 2014 Notes Indenture Trustee (acting pursuant to the 2014 Notes Indenture);

                  (i) Notwithstanding clauses (a) through (h) above, if at the time of an action by the Required Secured Parties all Bank Secured Obligations and all 2014 Notes Secured Obligations have been Discharged, then the Required Secured Creditors at such time shall be the representatives of each Class of any other First Lien Secured Obligations; and

                  (j) Notwithstanding clauses (a) through (i) above, if at the time of an action by the Required Secured Parties all First Lien Secured Obligations have been Discharged, then the Required Secured Creditors at such time shall be the representatives of each Class of any Second Lien Secured Obligations.

            "SECOND LIEN DOCUMENTS" means, collectively, any Permitted Additional Junior Secured Debt Agreement, the Second Lien Security Documents, and all other agreements governing, securing or relating to any Second Lien Secured Obligations entered into or delivered by any member of the Company Group on, prior to, or after the Closing Date in connection with any of the foregoing.

            "SECOND LIEN RECOVERY" has the meaning given in Section 6.3.

            "SECOND LIEN SECURED OBLIGATIONS" means all Obligations of the Company Group under the Second Lien Documents.

            "SECOND LIEN SECURED PARTIES" means, collectively, the holders of the Second Lien Secured Obligations, the Collateral Agent and any representative for the holders of indebtedness under any Permitted Additional Junior Secured Debt Agreement.

            "SECOND LIEN SECURITY DOCUMENTS" means, collectively, any guaranties, deeds of trust, security agreements, pledge agreements, collateral agency agreements, or collateral account agreements or any other document creating or perfecting a Lien, security interest or other preferential arrangement, and any related documents executed, filed, recorded or delivered from time to time by any member of the Company Group in respect of any Second Lien Secured Obligations.

            "SECONDARY OBLIGATIONS" has the meaning given in Section 8.2.

            "SECURED OBLIGATIONS" means, without duplication, any or all of the First Lien Secured Obligations and/or the Second Lien Secured Obligations, as the context requires.

            "SECURED PARTIES" means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

            "SECURITIES INTERMEDIARY" means any entity acting in its capacity as securities intermediary under any Collateral Account Agreement.

            "SECURITY DOCUMENTS" means, collectively, the First Lien Security Documents and the Second Lien Security Documents.

            "SEPARATE COLLATERAL" means, collectively, the 2014 Notes Separate Collateral and the Bank Separate Collateral.

            "SHAREABLE RECOVERY" has the meaning given in Section 6.3.

            "SHARED COLLATERAL" means all real and personal property encumbered to secure more than one Class of Secured Obligations; provided that "Shared Collateral" shall exclude (a) the Bank Separate Collateral, (b) the 2014 Notes Separate Collateral or (c) after the release of all or any portion of the Shared Collateral in accordance with the Bank Credit Agreement and the 2014 Notes Indenture, such released Collateral.

            "SHARED SECURITY DOCUMENTS" means each of the First Lien Security Documents and Second Lien Security Documents entered into with the Collateral Agent, whereby the Collateral Agent is acting on behalf of more than one Class of Secured Parties.

            "SPECIFIED HEDGE AGREEMENT" has the meaning given in the Bank Credit Agreement.

            1.2 INTERPRETATION. To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; provided, however, that to the extent that any agreement to which all of the Project Credit Parties are parties is amended in accordance with the terms thereof and hereof, then any references herein to the terms and provisions of such agreement shall be to such terms or provisions as so amended; and provided, further, that to the extent the 2014 Notes Indenture allows for the amendment of any "Collateral Document" (as defined in the 2014 Notes Indenture) without the consent of the 2014 Notes Indenture Trustee, any references herein to the terms and provisions of such document shall be to such terms or provisions as so amended.

         2. COLLATERAL AGENT.

            2.1 APPOINTMENT. The Bank Agent and the 2014 Notes Indenture Trustee hereby designate Deutsche Bank Trust Company Americas as the Collateral Agent to act as specified herein and in each of the Shared Security Documents. The Bank Agent hereby designates Deutsche Bank Trust Company Americas as its collateral agent for purposes of the granting of a security interest in the Bank Separate Collateral for the benefit of the Bank Agent and for the purposes of the perfection of such security interest. The 2014 Indenture Trustee hereby designates Deutsche Bank Trust Company Americas as its collateral agent for purposes of the granting of a security interest in the 2014 Notes Separate Collateral for the benefit of the 2014 Indenture Trustee and for the purposes of the perfection of such security interest. Each Secured Party hereby irrevocably authorizes, and each holder of any Note or any other instrument evidencing any Secured Obligations by the acceptance of such Note or other instrument evidencing any Secured Obligations shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the Shared Security Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents or employees.

            2.2 NATURE OF DUTIES. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the Shared Security Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under the Shared Security Documents or in connection herewith or therewith to the maximum extent permitted by law. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have, by reason of this Agreement, the Shared Security Documents, any Facility Agreement, Specified Hedge Agreement or any other document or instrument or otherwise, a fiduciary relationship in respect of any Secured Party; and nothing in this Agreement, the Shared Security Documents, any Facility Agreement, any Specified Hedge Agreement or any other document or instrument, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Shared Security Documents except as expressly set forth herein or therein.

            2.3 LACK OF RELIANCE ON THE COLLATERAL AGENT. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the members of the Company Group and their Affiliates in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (b) its own appraisal of the creditworthiness of the members of the Company Group and their Affiliates, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Shared Security Documents or the Shared Collateral or the financial condition of any members of the Company Group or any of their Affiliates or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Shared Security Documents, or the financial condition of any members of the Company Group or their Affiliates, or the existence or possible existence of any Potential Event of Default or Event of Default.

         2.4 CERTAIN RIGHTS OF THE COLLATERAL AGENT; PARI PASSU IN PRIORITY OF LIENS; SEPARATE COLLATERAL.

            2.4.1 No Secured Party shall have the right to take any action with respect to (or against) any Shared Collateral, but instead may only cause the Collateral Agent to take any action with respect to (or against) any Shared Collateral in accordance with the terms and subject to the limitations set forth herein. Notwithstanding the preceding sentence or any other provision of this Agreement to the contrary, (a) the 2014 Notes Indenture Trustee (acting in accordance with the 2014 Indenture) shall have the right at any time to exercise (or to cause the Collateral Agent to exercise) any rights or remedies with respect to the 2014 Notes Separate Collateral and (b) the Bank Agent (acting in accordance with the Bank Credit Agreement) shall have the right at any time to exercise (or to cause the Collateral Agent to exercise) any rights or remedies with respect to the Bank Separate Collateral. If the Collateral Agent shall request instructions from the Required Secured Parties with respect to any act or action (including failure to act) in connection with this Agreement or the Shared Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Parties and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Party or any other Person by reason of so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting (i) hereunder in accordance with the instructions of the Required Secured Parties or (ii) under any Shared Security Document as provided for therein.

            2.4.2 Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent is authorized, but not obligated, (a) to take any action reasonably required to perfect or continue the perfection of the Liens on the Shared Collateral for the benefit of the Secured Parties, including entering into any Security Document with respect to Shared Collateral or any other document in connection with a Security Document, as secured party or beneficiary, as applicable, on behalf of the applicable Secured Parties (and each Project Credit Party, on behalf of the Secured Parties it represents, agrees to be bound by such documents to the extent the Collateral Agent has entered into such documents on behalf of such parties), and (b) when instructions from the Required Secured Parties have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties in the Shared Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. In addition, once the Collateral Agent has been instructed by the Required Secured Parties to commence enforcement proceedings under the Shared Security Documents, the Collateral Agent shall in good faith and in the manner reasonably believed by the Collateral Agent to be in the interest of the Secured Parties, promptly commence and diligently pursue to completion the exercise of all rights and remedies available to the Collateral Agent under the Shared Security Documents, subject to the Collateral Agent's right to request instructions and/or indemnities from the Required Secured Parties as provided in Sections 2.4.1 and 2.4.3.

            2.4.3 Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the Shared Security Documents or applicable Legal Requirements. In addition, none of the provisions of this Agreement shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or under the Shared Security Documents, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or inadequate indemnity against such risk or liability is not reasonably assured to it.

            2.5 RELIANCE. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, order or other document or telephone message signed, sent or made by a Person believed by it to be authorized to sign, send or make the same, and, with respect to all legal matters pertaining to this Agreement or the Shared Security Documents and its duties hereunder and thereunder, upon the advice of counsel selected by it.

            2.6 INDEMNIFICATION. To the extent the Collateral Agent is not reimbursed and indemnified by the Company or any other member of the Company Group under the respective Shared Security Documents to which they are a party, the Collateral Agent shall be entitled to reimbursement from the proceeds of the Shared Collateral, but shall have no claim against any Secured Party for reimbursement or indemnification.

            2.7 COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any other member of the Company Group or any of their Affiliates as if it were not performing the duties specified herein or in the Shared Security Documents, and may accept fees and other consideration from the Company or any other member of the Company Group or any of their Affiliates for services in connection with the Bank Credit Agreement, the other Bank Credit Documents and otherwise without having to account for the same to the Secured Parties.

            2.8 HOLDERS. The Collateral Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the registered owner of any Note shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or any Note issued in exchange therefor.

         2.9 RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.

             2.9.1 The Collateral Agent may resign from the performance of all of its functions and duties under the Shared Security Documents at any time by giving 30 days' prior written notice to the Company, the 2014 Notes Indenture Trustee and the Bank Agent and may be removed at any time, with or without cause, (i) by the 2014 Notes Indenture Trustee and the Bank Agent, acting together or (ii) in the event that the Deutsche Bank Trust Company Americas is no longer the Bank Agent, then by the Administrative Agent under the Bank Credit Facility at such time.

             2.9.2 Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the 2014 Notes Indenture Trustee and the Bank Agent, acting together; provided, however, that such successor Collateral Agent shall be (a) a bank or trust company having a combined capital and surplus of at least $500,000,000 subject to supervision or examination by a federal or state banking authority; and (b) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent; and (c) not disqualified to act in such capacity pursuant to applicable gaming laws and regulations. If the appointment of such successor shall not have become effective (as provided in Section 2.9.3) within such 30 day period after the Collateral Agent shall have given such notice, then the 2014 Notes Indenture Trustee, the Bank Agent either or both (acting together) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 2.9.2. The Secured Parties hereby consent to such petition and appointment so long as such criteria are met.

             2.9.3 The resignation of a Collateral Agent shall become effective on the date specified in the notice provided in accordance with Section 2.9.1. The removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Shared Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by any Shared Security Document. Copies of each such document or instrument shall be delivered to each Project Credit Party. The appointment of a successor Collateral Agent pursuant to
Section 2.9.2 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and shall be deemed to be the "Collateral Agent" hereunder.

             2.9.4 After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

         3. COLLATERAL, PRIORITY OF LIENS, SUBORDINATION AND RELEASE.

            3.1 LIENS AND SECURITY INTERESTS. The Project Credit Parties agree that each Secured Party shall have the benefit of the following Liens on and security interests in the Collateral:

                3.1.1 COLLATERAL FOR BANK SECURED OBLIGATIONS. The Bank Secured Obligations shall be secured by a first priority lien on and security interest in the Bank Separate Collateral and the Shared Collateral, which first priority lien and security interest in the Shared Collateral shall be pari passu in priority with the lien and security interest in the Shared Collateral securing the 2014 Notes Secured Obligations and the Obligations securing any Permitted Additional Senior Secured Debt Agreement, subject to the sharing of proceeds provisions hereof.

                3.1.2 COLLATERAL FOR 2014 NOTES SECURED OBLIGATIONS. The 2014 Notes Secured Obligations shall be secured by a first priority lien on and security interest in the 2014 Notes Separate Collateral and the Shared Collateral, which first priority lien and security interest in the Shared Collateral shall be pari passu in priority with the lien and security interest in the Shared Collateral securing the Bank Secured Obligations and the Obligations securing any Permitted Additional Senior Secured Debt Agreement, subject to the sharing of proceeds provisions hereof.

                3.1.3 COLLATERAL FOR OTHER PERMITTED SENIOR SECURED DEBT. The Permitted Additional Senior Secured Debt Agreements shall be secured by a first priority lien on and security interest in the Shared Collateral, which first priority lien and security interest in the Shared Collateral shall be pari passu in priority with the lien and security interest in the Shared Collateral securing the Bank Secured Obligations and the 2014 Notes Secured Obligations, subject to the sharing of proceeds provisions hereof.

                3.1.4 COLLATERAL FOR SECOND LIEN SECURED OBLIGATIONS. The Second Lien Secured Obligations shall be secured by a second priority lien on and security interest in the Shared Collateral, which second priority lien and security interest in the Shared Collateral shall be subject and subordinate to the lien and security interest in the Shared Collateral securing the First Lien Secured Obligations.

            3.2 SEPARATE COLLATERAL. The 2014 Notes Separate Collateral secures only the 2014 Notes Secured Obligations, and no other Project Credit Party shall have any Liens thereon or any security interest therein. The Bank Separate Collateral secures only the Bank Secured Obligations, and no other Project Credit Party shall have any Liens thereon or any security interest therein.

            3.3 CONFIRMATION OF LIENS. Each Project Credit Party hereby confirms and agrees that the Liens and security interests held by or for the benefit of each Secured Party in the Collateral, as provided for in the preceding provisions of this Section 3, shall secure all Obligations of the Company Group and any Person within the Company Group now or hereafter owing to each Secured Party in connection with the applicable Facility Agreement throughout the term of this Agreement, in each case with the priority specified in Section 3.1, notwithstanding (a) the availability of any other collateral to any Secured Party, (b) the execution, delivery, recording, filing or perfection of any of the Security Documents, the order of such execution, delivery, recording, filing or perfection or the priorities which would otherwise result therefrom, (c) the fact that any lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under any Bankruptcy Law, (d) the taking of possession of any Shared Collateral by any Project Credit Party or (e) any other matter whatsoever. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the Liens and security interests intended to be created by the Shared Security Documents and all provisions regarding the allocation and priority of payments with respect to any Class of Secured Obligations shall survive any Insolvency or Liquidation Proceeding and be fully enforceable by and against each Project Credit Party during any such proceeding. In the event of an Insolvency or Liquidation Proceeding, each Project Credit Party further confirms and agrees that the Obligations due and outstanding under and with respect to each Class of Secured Obligations shall include all principal, additional advances permitted thereunder, Protective Advances made by such Project Credit Party and the Secured Parties under its Facility Agreement, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of the Collateral shall be paid to the Secured Parties in the order and priority provided for in this Section 3 notwithstanding the disallowance of any such claim or the invalidity or subordination of any lien on or security interest in the Collateral under applicable law.

         4. RIGHTS AND LIMITATION OF ACTIONS WITH RESPECT TO COLLATERAL.

            4.1 RIGHTS AND LIMITATIONS APPLICABLE TO SECOND LIEN SECURED
PARTIES.

                4.1.1 Subject to Section 4.1.2, at any time prior to the Discharge of all First Lien Secured Obligations, the Second Lien Secured Parties shall not, and shall not authorize or direct the Collateral Agent or any other Person acting for them or to, exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including, without limitation, any right, remedy or action to:

                  (a)      take possession of or control over any Collateral;

                  (b) exercise any collection rights in respect of any Collateral;

                  (c) exercise any right of set-off against any property subject to any lien securing any First Lien Secured Obligations;

                  (d) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

                  (e) enforce any claim to the proceeds of insurance upon any Collateral;

                  (f) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any of the First Lien Secured Obligations in respect of any Collateral;

                  (g) otherwise enforce any remedy available upon default for the enforcement of any lien upon any Collateral;

                  (h) deliver any notice or commence any proceeding for any of the foregoing purposes;

                  (i) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing; or

                  (j) subject to Section 4.2.3, retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor.

                4.1.2 Notwithstanding Section 4.1.1, any right or remedy set forth in clauses (a) through (j) thereof may be exercised and any such action may be taken, authorized or instructed by the Second Lien Secured Parties:

                  (a) if all the First Lien Secured Obligations are purchased by a Person entitled to purchase the outstanding First Lien Secured Obligations upon exercise of the Default Purchase Option; or

                  (b) as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver (subject to the prior Discharge of the First Lien Secured Obligations) any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of the First Lien Secured Obligations in the event of foreclosure or other enforcement of any lien securing the First Lien Secured Obligations, so long as the enforcement of any such lien securing the First Lien Secured Obligations is not adversely affected or delayed.

                4.1.3 Notwithstanding Section 4.1.1, any right or remedy set forth in clauses (a) through (j) thereof may be exercised and any such action may be taken, authorized or instructed by the Second Lien Secured Parties:

                  (a) as necessary to perfect a lien upon any Shared Collateral by any method of perfection except through possession or control;

                  (b) if an Event of Default shall have occurred and be continuing under any Permitted Additional Junior Secured Debt Agreement, subject to all the other provisions of this Agreement, as necessary to prove (but not enforce) the Liens upon any Shared Collateral securing the Second Lien Secured Obligations or as necessary to preserve or protect (but not enforce) the Liens upon any Shared Collateral securing the Second Lien Secured Obligations in any manner that is not adverse to the grant, perfection, priority or enforcement of Liens securing the First Lien Secured Obligations and does not adversely affect or delay any exercise or enforcement of the rights and remedies of the First Lien Secured Parties; or

                  (c) if an Event of Default shall have occurred and be continuing under any Permitted Additional Junior Secured Debt Agreement, after obtaining the prior written consent of the Project Credit Party representing each Class of First Lien Secured Obligations, which consent shall be subject to each such Project Credit Party's sole discretion.

                4.1.4 Nothing in this Agreement or any other Financing Agreement shall:

                  (a) impair, as between the Company Group and the Second Lien Secured Parties, the obligation of the Company and all Guarantors, which is absolute and unconditional, to pay principal of, premium and interest, if any, on the Second Lien Secured Obligations in accordance with the terms of the applicable Second Lien Documents;

                  (b) affect the relative rights of the Second Lien Secured Parties, collectively, vis a vis creditors of the Company or any other member of the Company Group (other than the First Lien Secured Parties); or

                  (c) if an Event of Default shall have occurred and be continuing under any Permitted Additional Junior Secured Debt Agreement, restrict the right of the Second Lien Secured Parties to sue for payments that are then due and owing or accelerate the Second Lien Secured Obligations; provided that in the event any Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Secured Obligations) as the other Liens securing the Second Lien Secured Obligations are subject to this Agreement.

            4.2 RIGHTS AND LIMITATIONS APPLICABLE TO THE FIRST LIEN SECURED PARTIES.

                4.2.1 Subject to Sections 4.2.2 and 4.2.3, at all times until Discharge of all First Lien Secured Obligations, the Collateral Agent at the direction of the Required Secured Parties shall have the exclusive right to manage, perform and enforce the terms of the First Lien Security Documents with respect to all Shared Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (a) through (j) of Section 4.1.1. Without limiting the generality of the foregoing, until Discharge of all First Lien Secured Obligations:

                  (a) the Collateral Agent acting at the direction of the Required Secured Parties will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Collateral and all claims under insurance constituting Shared Collateral;

                  (b) subject to Section 5.14 of the Disbursement Agreement, all proceeds of insurance on or constituting Shared Collateral and all condemnation awards resulting from a taking of any Shared Collateral will inure to the benefit of, and will be paid to, the First Lien Secured Parties; and

                  (c) the Project Credit Parties with respect of each Class of Second Lien Secured Obligations will cooperate, if necessary and as reasonably requested by the Bank Agent, the 2014 Notes Indenture Trustee, the representatives for the holders of any Indebtedness under any Permitted Additional Senior Secured Debt Agreement or the Collateral Agent, in effecting the payment of insurance proceeds to the First Lien Secured Parties as described above.

            In connection therewith, each Second Lien Secured Party waives any and all rights to affect the method or challenge the appropriateness of any action by the First Lien Secured Parties and, subject to Sections 4.2.2 and 4.2.3, hereby consents to each of the First Lien Secured Parties exercising or not exercising such rights and remedies as if no lien securing any Second Lien Secured Obligations existed, except only that the Second Lien Secured Parties reserve all rights granted by law (i) to request or receive notice of any sale of Shared Collateral in foreclosure of any Lien securing the First Lien Secured Obligations and (ii) to redeem any Shared Collateral or enforce any right to claim, take or receive proceeds of Shared Collateral remaining after the Discharge of the First Lien Secured Obligations as provided in Section 4.1.2(b).

                4.2.2 (a) Notwithstanding Sections 4.1.1(c) and 4.2.1, the Second Lien Secured Parties shall be permitted to receive and retain, free from any Liens or security interests in favor of the First Lien Secured Parties, any and all payments made thereto by or on behalf of the Company Group or any Person within the Company Group, other than:

              (i) payments which are made prior to the Discharge of all First Lien Secured Obligations in breach of any provision of the Bank Credit Agreement, the 2014 Notes Indenture any Permitted Additional Senior Secured Debt Document or any First Lien Security Documents;

              (ii) payments of amounts prior to the Discharge of all First Lien Secured Obligations which constitute proceeds from the sale, transfer or other disposition of any Collateral or proceeds from any insurance policy or condemnation settlement or award, in each case, in respect of any Collateral;

              (iii) payments obtained or received prior to the Discharge of all First Lien Secured Obligations in connection with or as a result of any breach of Sections 4.1.1(a) through (j); and

              (iv) payments obtained or received prior to the Discharge of all First Lien Secured Obligations (A) at any time after the representative for each Class of Second Lien Secured Obligations has received written notice (and prior to the rescission of such notice) that a Blocking Event has occurred or (B) at any time after the commencement of an Insolvency or Liquidation Proceeding in respect of the Company Group or any Person within the Company Group.

Any payment received by any Second Lien Secured Party (including, without limitation, payments and prepayments made for application against the Second Lien Secured Obligations and all other payments and deposits made pursuant to any provision of any Permitted Additional Junior Secured Debt Agreement or any Second Lien Security Document) prior to the Discharge of all First Lien Secured Obligations in violation of any of clauses (i) through (iv) above shall be held in trust for the benefit of the First Lien Secured Parties and shall be turned over to the Collateral Agent promptly upon the request of the Collateral Agent or any other First Lien Secured Party.

         (b Notwithstanding the provisions of Section 4.2.1, after the occurrence and during the continuance of an Event of Default under the Bank Credit Agreement or the 2014 Notes Indenture or any other First Lien Secured Obligation, but so long as a Blocking Event has not occurred, the Collateral Agent, at the direction of the Required Secured Parties, may seize control of the Accounts and the Accounts Collateral and issue instructions to the Disbursement Agent or any Securities Intermediary under any Collateral Account Agreement with respect to the Accounts and the Accounts Collateral.

            4.3 NOTIFICATION OF EVENTS OF DEFAULT. Each Project Credit Party hereby agrees, for the benefit of each other Project Credit Party, to use its best efforts to provide written notice to each other Project Credit Party within 10 Banking Days after obtaining actual knowledge of the occurrence or assertion of an Event of Default under their respective Financing Agreements. No Project Credit Party shall have any liability to the other for failing to provide any such notice, but such release from liability shall not affect the First Lien Secured Parties' rights and obligations under Section 4.2.2.

            4.4 CERTAIN WAIVERS BY SECOND LIEN SECURED PARTIES. To the fullest extent permitted by law, the Second Lien Secured Parties waive and agree not to assert or enforce at any time prior to the Discharge of the First Lien Secured
Obligations:

              (a) any right of subrogation to the rights or interests of the First Lien Secured Parties or any claim or defense based upon impairment of any such right of subrogation;

              (b) any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

              (c) any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior lien;

in each case, that otherwise may be enforceable in respect of any lien securing any of the Second Lien Secured Obligations as against the First Lien Secured Parties.

         5. RIGHTS AND LIMITATIONS WITH RESPECT TO AMENDMENTS, WAIVERS AND OTHER ACTIONS UNDER FACILITY AGREEMENTS.

            5.1 RIGHTS AND LIMITATIONS APPLICABLE TO SECOND LIEN SECURED PARTIES. Prior to the Discharge of the First Lien Secured Obligations, the Second Lien Secured Parties will not enter into, authorize or direct, any amendment of or supplement to any Second Lien Security Document relating to any Collateral that would make such document inconsistent in any material respect with the comparable provisions of the First Lien Security Document upon such Collateral. For purposes of the foregoing, any provision granting rights or powers to any Second Lien Secured Party that are not granted to the First Lien Secured Parties will constitute a material inconsistency.

            5.2 RIGHTS AND LIMITATIONS APPLICABLE TO THE FIRST LIEN SECURED PARTIES.

                5.2.1 The First Lien Secured Parties may at any time and from time to time, without the consent of or notice to any Second Lien Secured Party, without incurring any responsibility or liability to any Second Lien Secured Party and without in any manner prejudicing, affecting or impairing the ranking or priority of the Liens and the security interests in the Collateral created by the First Lien Security Documents or the rights and obligations of the Project Credit Parties hereunder, take (or instruct the Collateral Agent to take) any of the following:

            (a) make loans and advances to the Company Group or any Person within the Company Group or issue, guaranty or obtain letters of credit for account of the Company Group or any Person within the Company Group or otherwise extend credit to the Company Group or any Person within the Company Group in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or Event of Default or failure of condition is then continuing;

            (b) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or, subject to Section 10.14, refinance any First Lien Secured Obligations or any agreement, guaranty, lien or obligation of the Company Group or any Person within the Company Group or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any First Lien Secured Obligations or Liens securing First Lien Secured Obligations or any such agreement, guaranty, lien or obligation;

            (c) increase or reduce the amount of any First Lien Secured Obligation or the interest, premium, fees or other amounts payable in respect thereof;

            (d) release or discharge any First Lien Secured Obligation or any guaranty thereof or any agreement or obligation of the Company Group or any Person within the Company Group or any other Person with respect thereto;

            (e) take or fail to take any first priority lien or any other collateral security for any First Lien Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any lien securing a First Lien Secured Obligation or any other lien upon any property is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any lien are applied to the payment of any First Lien Secured Obligation or any other obligation secured thereby;

            (f) release, discharge or permit the lapse of any or all Liens securing a First Lien Secured Obligation or any other Liens upon any property at any time;

            (g) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any Guarantor or any collateral security or any other Person or property in respect of any First Lien Secured Obligation or any lien securing any First Lien Secured Obligation or any right or power under the First Lien Security Documents and hereunder and apply any payment or proceeds of collateral in any order of application; or

            (h) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any lien securing any First Lien Secured Obligation.

                5.2.2 No (a) exercise, delay in exercising or failure to exercise any right arising under the First Lien Security Documents or this Agreement, (b) act or omission of any First Lien Secured Party in respect of the Company Group or any Person within the Company Group or any other Person or any collateral security for any First Lien Secured Obligation or any right arising under the First Lien Security Documents and hereunder, (c) change, impairment, or suspension of any right or remedy of any First Lien Secured Party, or (d) other act, failure to act, circumstance, occurrence or event, including, without limitation, the acts listed in Section 5.2.1, which, but for this provision, would or could act as a release or exoneration of the agreements or obligations of any Second Lien Secured Party hereunder shall in any way affect, decrease, diminish or impair any of such agreements or obligations, including, without limitation, the lien subordination provisions and the standstill obligations set forth in Sections 3.1 and 4.1.

            5.3 WAIVERS AND DEFERRALS OF PAYMENTS. Any Project Credit Party may, without the consent of the other Project Credit Parties, defer any payments due under its Class of Secured Obligations or waive any provisions thereof.

            5.4 LIMITATION OF LIABILITY

                5.4.1 Except as expressly set forth herein (and, with respect to any rights or obligations among Secured Parties within the same Class, in their respective Facility Agreements), no Secured Party will have any duty, express or implied, fiduciary or otherwise, to any other Secured Party.

                5.4.2 To the maximum extent permitted by law, each Secured Party waives any claim it may have against any other Secured Party with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of any other Secured Party or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Secured Obligations or under the Shared Security Documents or any transaction relating to the Collateral. Neither any Secured Party nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct of such Secured Party or any of their respective directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Person within the Company Group or upon the request of any other Secured Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                5.4.3 Each Secured Party (subject to its respective Facility Agreement) shall be responsible for keeping itself informed of the financial condition of the Company Group and all other circumstances bearing upon the risk of nonpayment of any Secured Obligations. Except as set forth in Section 4.3, no Project Credit Party shall have any duty to advise any other Project Credit Party of information regarding such condition or circumstances or as to any other matter. Subject, with respect to any rights and obligations among Secured Parties of the same Class, to the provisions of their respective Facility Agreements, if any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, or undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

         6. INSOLVENCY OR LIQUIDATION PROCEEDINGS

            6.1 RIGHT TO FILE INVOLUNTARY BANKRUPTCY. Notwithstanding any other provision of this Agreement to the contrary, any Project Credit Party shall be entitled, at any time and at its sole discretion, to initiate or join as a petitioning creditor in an involuntary Insolvency or Liquidation Proceeding against any Person within the Company Group.

            6.2 CERTAIN AGREEMENTS AND CONSENTS BY SECOND LIEN SECURED sPARTIES.

                6.2.1 At no time prior to the Discharge of all First Lien Secured Obligations shall any Second Lien Secured Party:

            (a) request judicial relief in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of First Lien Secured Obligations that would limit, invalidate, avoid or set aside any lien securing the First Lien Secured Obligations or subordinate the lien securing the First Lien Secured Obligations to the Liens securing the Second Lien Secured Obligations or grant the Liens securing the Second Lien Secured Obligations equal ranking to the Liens securing the First Lien Secured Obligations;

            (b) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Liens securing the First Lien Secured Obligations made by any holder of First Lien Secured Obligations in any Insolvency or Liquidation Proceeding;

            (c) oppose or otherwise contest any exercise by any holder of First Lien Secured Obligations of the right to credit bid First Lien Secured Obligations at any sale in foreclosure of lien securing the First Lien Secured Obligations; or

            (d) oppose or otherwise contest any other request for judicial relief made in any court by any holder of First Lien Secured Obligations relating to the enforcement of any lien securing the First Lien Secured Obligations.

                6.2.2 If, in any Insolvency or Liquidation Proceeding prior to the Discharge of all First Lien Secured Obligations, the First Lien Secured
Parties:

            (a) consent to any order for use of cash collateral for payment of (i) expenses reasonably necessary or appropriate for the conduct of the Phase I Project and/or the Phase II Project or for the preservation of the Collateral, (ii) debt secured by Liens upon the Shared Collateral that are senior to the Liens securing the Second Lien Secured Obligations or (iii) administrative expenses arising in connection with the Insolvency or Liquidation Proceeding;

            (b) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of First Lien Secured Obligations as adequate protection (or its equivalent) for the interests of the First Lien Secured Parties in property subject to the Liens securing the First Lien Secured Obligations in connection with any order for use of cash collateral; or

            (c) consent to any order relating to any sale of assets of any Person within the Company Group and providing, to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale, and, in connection therewith, consent to and support before the court any request for Credit Bid Rights made by any Second Lien Secured Party (except that the First Lien Secured Parties need not admit, consent to or support any valuation of the Collateral alleged in support of the allowance of any secured claim based upon the Liens securing the Second Lien Secured Obligations), then, so long as the First Lien Secured Parties do not oppose or otherwise contest any request made by any Second Lien Secured Party (which may be made only if, pursuant to any such order, the First Lien Secured Parties are, or are to be, granted a lien upon any property) for the grant to a representative of behalf of, and for the benefit of, the Second Lien Secured Parties and as adequate protection (or its equivalent) for such representative's interest in the Collateral pursuant to the Liens securing the applicable Second Lien Secured Obligations of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth herein) in all respects to, all Liens securing the First Lien Secured Obligations upon such property and any such lien granted to the First Lien Secured Parties pursuant to such order, the Second Lien Secured Parties will not oppose or otherwise contest the entry of such order, except that any such order relating to a sale of assets may be opposed or otherwise contested by them (x) as necessary to secure the grant of Credit Bid Rights or (y) based on any ground that may be asserted by a holder of unsecured claims (but not except for Credit Bid Rights, on any grounds arising from or relating to any lien securing the Second Lien Secured Obligations or any secured claim or secured creditor rights based on any lien securing the Second Lien Secured Obligations).

                6.2.3 If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on more than one Class of Secured Obligations, then, to the extent the debt obligations distributed on such account are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

                6.2.4 The Second Lien Secured Parties will not assert or enforce, at any time prior to the Discharge of the First Lien Secured Obligations, any claim under ss.506(c) of the United States Bankruptcy Code with respect to the Liens securing the First Lien Secured Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

                6.2.5 If, for purposes of valuation of the secured claims of the First Lien Secured Parties in any Insolvency or Liquidation Proceeding, the First Lien Secured Parties determine, and the Collateral Agent or any other First Lien Secured Party notifies any Project Credit Party on behalf of any Class of Second Lien Secured Obligations, that the Collateral should be valued as of any particular time in the period from the date of commencement of such Insolvency or Liquidation Proceeding to the date of confirmation of any plan of reorganization or other dispositive restructuring plan therein, then the Second Lien Secured Parties shall not oppose or otherwise contest that the date as of which such secured claims should be valued is the date chosen by the First Lien Secured Parties, but the Second Lien Secured Parties shall remain free (a) to contest without any restriction any valuation claimed or asserted by the First Lien Secured Parties as of such date and (b) to assert and seek relief determining that the Collateral should be valued at another date if a valuation at the other date would have the effect of placing a higher value upon the Collateral, taken as a whole. Notwithstanding the foregoing, the Second Lien Secured Parties shall not have the right to assert the lack of adequate protection of their Liens or the collateral securing the Second Lien Secured Obligations as a basis for opposing a motion or other relief sought in any Insolvency or Liquidation Proceeding and approved by the First Lien Secured Parties.

                6.2.6 If, in connection with the approval by creditors of any plan of reorganization or other dispositive restructuring plan in any Insolvency or Liquidation Proceeding, either:

            (a) secured claims based upon the Second Lien Secured Obligations are classified in the same class of secured claims as secured claims based upon the First Lien Secured Obligations; or

            (b) secured claims based upon the Second Lien Secured Obligations are classified in a separate class from secured claims based upon the First Lien Secured Obligations and are treated under such plan as an impaired secured class, and such plan could not lawfully be confirmed or approved by the court in such Insolvency or Liquidation Proceeding unless the class of secured claims based upon the Second Lien Secured Obligations votes, as a class or as classes, to accept such plan;

then the holders of secured claims based upon the Second Lien Secured Obligations shall not vote such secured claims to accept such plan if: (i) the Collateral Agent or any other First Lien Secured Party notifies the holders of such secured claims (in such manner and to such Person at such addresses as each Project Credit Party on behalf of any Class of Second Lien Secured Obligations may direct), at least 10 Banking Days before ballots are due in the voting on such plan, that fewer than the holders of two-thirds in amount of secured claims based upon the Bank Secured Obligations or fewer than the holders of two-thirds in amount of secured claims based upon the 2014 Notes Secured Obligations or fewer than the holders of two-thirds in amount of secured claims based upon Obligations under any Permitted Additional Senior Secured Debt Agreement will vote, in each case as a separate class (or as if they were a separate class), to accept such plan, (ii) such notice is not withdrawn by the Collateral Agent or any other First Lien Secured Party by written notice to such Project Credit Party (or, if required by law, to the holders of such secured claims) and (iii) such plan is not accepted by the holders of secured claims based upon the First Lien Secured Obligations voting as a separate class (or as if they were a separate class).

            The Project Credit Party on behalf of each Class of Second Lien Secured Obligations shall provide the Collateral Agent with such information as may be available to such Project Credit Party as to the names and notice addresses of the holders of secured claims based upon such Class of Second Lien Secured Obligations. The notice described in clause (i) of the preceding paragraph shall be conclusively deemed sufficiently given if mailed by ordinary mail, postage prepaid, to such names and addresses. No ballot voting a secured claim based upon any of the Second Lien Secured Obligations shall be delivered in respect of any such plan by any holder of secured claims based upon any of the Second Lien Secured Obligations prior to the last date on which the notice described in clause (i) may be given. Any ballot cast in violation of this
Section 6.2.6 will be invalid.

            6.3 AVOIDANCE OF BANK SECURED OBLIGATIONS IN BANKRUPTCY. If (a) any lien securing a First Lien Secured Obligation is avoided in any Insolvency or Liquidation Proceeding, (b) by reason of such avoidance, there is a resultant reduction (a "FIRST LIEN SECURED CLAIM REDUCTION") in the amount of the secured claims (without regard to unsecured claims) that, but for such avoidance, would have been allowed in such Insolvency or Liquidation Proceeding on account of claims based upon First Lien Secured Obligations, and (c) a distribution is made in such Insolvency or Liquidation Proceeding on account of secured claims (without regard to any unsecured claims) based upon the Second Lien Secured Obligations, whether such distribution is made in cash, securities or otherwise, or any Second Lien Secured Party or representative of any Second Lien Secured Party receives any proceeds from the foreclosure or other enforcement of the Liens securing any of the Second Lien Secured Obligations (such distribution or receipt, a "SECOND LIEN RECOVERY"), then a portion of such Second Lien Recovery (the "SHAREABLE RECOVERY") determined by multiplying:

            (i) a percentage by dividing (A) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon First Lien Secured Obligations (after giving effect to such avoidance) by (B) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon First Lien Secured Obligations (after giving effect to such avoidance) and all secured and unsecured claims based upon Second Lien Secured Obligations; by

            (ii) the lesser of (A) the amount of such First Lien Secured Claim Reduction and (B) the amount of such Second Lien Recovery,

shall be received and held by the applicable Second Lien Secured Party or representative of Second Lien Secured Party subject to an option, exercisable solely by the Collateral Agent at the direction of the Required Secured Parties by written notice delivered to such Second Lien Secured Party or representative no later than the 20th Banking Day after the latest of:

            (1)      the date on which such Second Lien Recovery is received;

            (2) the date on which the amount (if any) of secured claims and unsecured claims based on the First Lien Secured Obligations and the Second Lien Secured Obligations are allowed in such Insolvency or Liquidation Proceeding; and

            (3) the date on which the amount of such First Lien Secured Claim Reduction is determined,

to exchange the Shareable Recovery (in the form received, with any interest accrued thereon) for an equivalent amount (net of any such accrued interest) of unsecured claims allowed in such Insolvency or Liquidation Proceeding based upon First Lien Secured Obligations or for any substantially contemporaneous distribution (exchanged in the form received, with any interest accrued thereon) made in such Insolvency or Liquidation Proceeding on account of such equivalent amount of unsecured claims based upon First Lien Secured Obligations. Such exchange shall be made by each party thereto without any recourse, representation, warranty or liability whatsoever.

            6.4 NO OTHER RESTRICTIONS ON SECOND LIEN SECURED PARTIES. Notwithstanding any other provision of this Agreement to the contrary, except as expressly provided herein, the Second Lien Secured Parties shall not, in any Insolvency or Liquidation Proceeding, be restricted in voting any secured claims based upon the Second Lien Secured Obligations and will not be in any respect restricted in voting any unsecured claims based upon the Obligations outstanding under any Second Lien Documents.

         7. DEFAULT PURCHASE OPTION. Each Project Credit Party on behalf of each Class of First Lien Secured Obligations hereby grants the Project Credit Parties on behalf of each Class of Second Lien Secured Obligations the right (without any obligation) to purchase, at any time during the period that begins when all commitments to extend credit constituting all First Lien Secured Obligations have terminated and all First Lien Secured Obligations have matured (whether at the stated maturity, upon acceleration or otherwise, including by virtue of the commencement of an Insolvency or Liquidation Proceeding) and ends on the 45th day after receipt by the Project Credit Parties on behalf of each Class of Second Lien Secured Obligations of written notice of such maturity from the Project Credit Party on behalf of the applicable First Lien Secured Obligations, all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of all First Lien Secured Obligations outstanding at the time of purchase and all other First Lien Secured Obligations then outstanding, together with all Liens securing such First Lien Secured Obligations and all guarantees and other supporting obligations relating to such First Lien Secured Obligations:

            (a) for a purchase price equal to 100% of the principal amount and accrued interest outstanding on the First Lien Secured Obligations on the date of purchase (including fees and interest accruing after the commencement of a Liquidation or Insolvency Proceeding at the rate provided for in any Facility Agreement related to any First Lien Secured Obligation (regardless of whether such item is an allowed claim under applicable law) and any costs of collection) plus all other First Lien Secured Obligations (including any LIBOR breakage costs but excluding any prepayment or acceleration penalty or premium) then unpaid;

            (b) with such purchase price payable in cash on the date of purchase against transfer to an Eligible Purchaser or its nominee or transferee (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Lien Secured Obligations or the validity, enforceability, perfection, priority or sufficiency of any lien securing or guarantee or other supporting obligation for any First Lien Secured Obligations or as to any other matter whatsoever, except only the representation and warranty that the transferor is transferring free and clear of all Liens and encumbrances (other than that will be satisfied and discharged concurrently with the closing of the purchase from the proceeds of the purchase price), and has good right to convey whatever claims and interests it purports to have in respect of First Lien Secured Obligations and any such Liens, guarantees and supporting obligations pursuant to the applicable Facility Agreement and/or Shared Security Documents);

            (c) with such purchase accompanied by a deposit of cash collateral under the dominion and control of the Collateral Agent on behalf of the First Lien Secured Parties in an amount equal to 105% of the undrawn amount of each letter of credit then outstanding as Bank Secured Obligations and each letter of credit then outstanding as any other First Lien Secured Obligations, as security for the additional obligation of the purchaser to purchase, at par plus accrued interest, the reimbursement obligation in respect of each such letter of credit as and when each such letter of credit is funded and to pay all Bank Secured Obligations or any other First Lien Secured Obligations, as applicable, then outstanding with respect to each such letter of credit; and

            (d) pursuant to an Assignment and Acceptance in the form of Exhibit E to the Bank Credit Agreement and otherwise consistent with this Section 7.

         8. APPLICATION OF PROCEEDS OF SHARED COLLATERAL.

            8.1 APPLICATION OF PROCEEDS GENERALLY. All monies collected by the Collateral Agent or any other Secured Party (i) in connection with an Event of Loss, to the extent required to be used to prepay the Secured Obligations in accordance with the Facility Agreements (provided that any proceeds from an Event of Loss received by the Collateral Agent which are to be applied pursuant to the Disbursement Agreement to repair or restore the Projects shall be promptly delivered by the Collateral Agent to the Disbursement Agent), or (ii) upon any sale or other disposition of any Shared Collateral pursuant to the enforcement of any of the Shared Security Documents with respect to Shared Collateral or the exercise of any of the remedial provisions thereof, together with all other monies received by the Collateral Agent or any other Secured Party hereunder or under the Shared Security Documents with respect to Shared Collateral as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Shared Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Person within the Company Group, or the application of any Shared Collateral to the payment thereof or any distribution of the Shared Collateral upon the liquidation or dissolution of any Person within the Company Group, or the winding up of the assets or business of any Person within the Company Group, or any distribution made on or in connection with any Facility Agreement or otherwise payable under any Shared Security Documents with respect to Shared Collateral shall be applied as follows:

            (a) first, to the payment of all amounts owing to the Collateral Agent in the event of any proceeding for the collection or enforcement of any indebtedness or payment obligations of any member of the Company Group, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Shared Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the Shared Security Documents with respect to Shared Collateral, together with reasonable attorneys' fees and court costs;

            (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), an amount equal to the outstanding Primary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

            (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Secondary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

            (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), inclusive, an amount equal to the outstanding Primary Obligations shall be paid to the Second Lien Secured Parties as provided in
                  Section 8.2, with each Class of Second Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

            (e) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (d), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Second Lien Secured Parties as provided in Section 8.2, with each Class of Second Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

            (f) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (e), inclusive, and following the termination of this Agreement pursuant to the terms hereof, to the respective Person within the Company Group under its respective Security Documents, or to whomever may be lawfully entitled to receive such surplus.

            8.2 CERTAIN TERMS. For purposes of this Agreement (a) "Pro Rata Share" means, when calculating each Class of Secured Parties' respective portions of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then aggregate unpaid amount of the Primary Obligations or Secondary Obligations, as the case may be, owed to such Class of Secured Parties and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (b) "Primary Obligations" means all principal of, and interest on and other extensions of credit under such Class of Secured Obligations; in each case, including any Protective Advances made by any First Lien Secured Party to preserve the Shared Collateral or to preserve its security interest in the Shared Collateral but excluding indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities and (c) "Secondary Obligations" means all Obligations owed to such Class of Secured Parties other than Primary Obligations; provided, however, that the principal amount will be calculated without duplication of the underlying obligation for any guarantees.

            8.3 SHARING OF NON-PRO RATA PAYMENTS. Each First Lien Secured Party agrees that in the event any First Lien Secured Party shall obtain payment that is not a Pro Rata Payment of any amounts due to it on or in respect of any First Lien Secured Obligations and such payment arises from the items or circumstances listed in items (a), (b) or (c) below, then such First Lien Secured Party shall promptly remit to the Collateral Agent for distribution to other First Lien Secured Parties the portion of such payment necessary to ensure that each First Lien Secured Party shall have received a Pro Rata Payment; provided that, if at such time redistribution of such payment in such manner is inadvisable in the reasonable judgment of the Collateral Agent, then at the request of such First Lien Secured Party, the Project Credit Parties representing such First Lien Secured Parties shall promptly consult with each other to determine whether there is a preferable manner to make equitable adjustments (including the purchase by such First Lien Secured Parties) to permit all First Lien Secured Parties to share such payment (net of expenses incurred by the recipient First Lien Secured Party in obtaining or preserving such payment) pro rata (in accordance with the definition of Pro Rata Payment). If any such redistributed or shared payment is rescinded or must otherwise be restored by the First Lien Secured Party who originally obtained such payment, then each First Lien Secured Party which shares the benefit of such payment shall return to such First Lien Secured Party its portion of the payment so rescinded or required to be restored. The payments that are subject to the foregoing provisions are those that: (a) arise from any exercise of a right of setoff, banker's lien or counterclaim, or from any security or from any realization (whether through attachment, foreclosure or otherwise) of assets of any member of the Company Group, (b) are made after an Event of Default has occurred and is continuing, or (c) are made in connection with the events or circumstances described in Section 3.09 of the 2014 Notes Indenture, but in the case of this clause (c), only to the extent that a prepayment of principal outstanding under any Class of First Lien Secured Obligations is required in connection with the same events or circumstances.

            8.4 OVERPAYMENTS. When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 8 only) (a) first, to their Primary Obligations and (b) second, to their Secondary Obligations. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, then (x) such Secured Party shall promptly notify the other Secured Parties within the same Class as such Secured Party of such overpayment and (y) the amount of such overpayment shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties of such Class. Each Secured Party of such Class whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full shall receive an amount equal to such overpayment amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distributions.

            8.5 PAYMENT TO CLASS REPRESENTATIVES. All payments required to be made under this Section 8 shall be made, with respect to each Class of Secured Parties, to the Project Credit Party acting on behalf of such Class. Each such Project Credit Party shall apply such funds in accordance with its respective Facility Agreement.

         9. REPRESENTATIONS AND WARRANTIES. Each Project Credit Party represents and warrants to each other Project Credit Party as follows:

            9.1 ORGANIZATION. It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

            9.2 AUTHORIZATION. All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

            9.3 BINDING AGREEMENT. It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such party enforceable in accordance with its terms and subject to
(a) Bankruptcy Laws, and (b) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

            9.4 NO CONSENT REQUIRED. To the best of its knowledge, no consent of any other party and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

            9.5 NO CONFLICT. None of the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of the organizational or governing documents, if any, of such party; (b) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such party is a party or to which any of its properties are subject; (c) to the best of its knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument; (d) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets, or business of such party; or (e) to the best of its knowledge, constitute a violation by such party of any statute, law, or regulation that is applicable to such party.

         10. MISCELLANEOUS PROVISIONS.

             10.1 NOTICES; ADDRESSES. Any communications between the Project Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the Bank Agent:                     Deutsche Bank Trust Company Americas
                                          c/o Deutsche Bank Securities Inc.
                                          200 Crescent Court, Suite 550
                                          Dallas, TX 75201
                                          Attn: Gerard Dupont
                                          Facsimile No.: (214) 740-7910

If to the 2014 Notes                      U.S. Bank National Association
Indenture Trustee:                        Corporate Trust Services
                                          60 Livingston Avenue
                                          St. Paul, MN 55107 Attn: Lori
                                          Rosenberg Facsimile No.: (651)
                                          495-8097

If to the Collateral Agent:               Deutsche Bank Trust Company Americas
                                          60 Wall Street, 27th Floor
                                          New York, NY 10005
                                          Attention: Estelle Lawrence
                                          Facsimile No.: (732) 578-4636

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

            10.2 FURTHER ASSURANCES. Each Project Credit Party (a) shall deliver to each other Project Credit Party, to the Disbursement Agent and to any Securities Intermediary such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the Liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (b) shall fully cooperate with each other, with the Disbursement Agent and with any Securities Intermediary, and (c) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement.

            10.3 WAIVER. Any waiver, permit, consent or approval of any kind or character on the part of any of the Project Credit Parties, the Disbursement Agent or any Securities Intermediary of any Potential Event of Default, Event of Default or other breach or default under this Agreement, any Security Document or any other Financing Agreement, or any waiver on the part of any of the Project Credit Parties, the Disbursement Agent or any Securities Intermediary, of any provision or condition of this Agreement or any other operative document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

            10.4 ENTIRE AGREEMENT. As among the Project Credit Parties, this Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the Project Credit Parties, in the event of any conflict between the terms of this Agreement and the terms of the Disbursement Agreement, the terms of this Agreement shall control.

            10.5 GOVERNING LAW. This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

            10.6 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

            10.7 HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

            10.8 LIMITATIONS ON LIABILITY. No claim shall be made by any Project Credit Party or any of its Affiliates against any other Project Credit Party, the Disbursement Agent, any Securities Intermediary or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each Project Credit Party hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            10.9 CONSENT OF JURISDICTION. Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Project Credit Party, accepts, for its and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation System Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each Project Credit Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

            10.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall terminate upon the Discharge of all but one of the Classes of Secured Obligations (and each Secured Party whose Secured Obligations have been Discharged shall cease to be a party hereto with respect to such Secured Obligations upon such Discharge). Upon the Discharge of all but one of the Classes of Secured Obligations, the Collateral Agent agrees to deliver any and all Shared Collateral of which it has possession (subject to the terms of the Shared Security Documents), either directly or through an agent, custodian or other representative as requested by the Project Credit Party whose Secured Obligations have not been discharged, and to notify each Securities Intermediary, each counterparty to a Consent and such other Persons as such Project Credit Party may reasonably request that such obligations have been terminated and discharged in full.

            10.11 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Project Credit Parties listed below shall constitute a single binding agreement.

            10.12 NO THIRD PARTY BENEFICIARIES. Except for the Bank Lenders, the 2014 Noteholders, any other First Lien Secured Parties, any Second Lien Secured Parties, the Disbursement Agent and each Securities Intermediary, the Project Credit Parties do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, the Company or any of its Affiliates) nor shall this Agreement be construed to make or render any Project Credit Party liable to any third party (including, without limitation, the Company or any of its Affiliates) for the performance or failure to perform any obligations hereunder.

            10.13 CO-COLLATERAL AGENTS; SEPARATE COLLATERAL AGENTS. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Shared Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it and to the Bank Agent, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Parties to conform to such law, the Collateral Agent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent and the Bank Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Parties in respect of the Shared Collateral. Any co-collateral agent or separate or sub-collateral agent appointed to act with respect to the Project shall meet the requirements for a successor Collateral Agent set forth in
Section 2.9.

            (b) Every separate or sub-collateral agent (and all references herein to a "separate collateral agent" shall be deemed to refer also to a "sub-collateral agent" or a "collateral sub-agent") and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

                           (i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

                           (ii) all rights, remedies, powers, duties and obligation conferred upon, reserved or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

                           (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent;

                           (iv) all provisions of this Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

                           (v) no collateral agent constituted under this
         Section 10.13 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

                           (vi) subject to clause (c) below, the Collateral Agent at any time by an instrument in writing, executed by it, may (x) accept the resignation of any such separate collateral agent or co-collateral agent, (y) remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent, and (z) appoint a successor to such separate collateral agent or co-collateral agent.

                  (c) Notwithstanding any other provision of this Section 10.13, the Collateral Agent shall not appoint any separate collateral agent or co-collateral agent at the objection of any Project Credit Party.

         10.14 AMENDMENTS.

               10.14.1 Upon any refinancing of any Class of Secured Obligations, or the incurring of other Indebtedness of the Company (subject to the rights of the existing Project Credit Parties under their respective Financing Agreements with respect to any such refinancing or other Indebtedness), the applicable lender shall be bound by the terms of this Agreement and such lender, or an agent or trustee on its behalf, and the Project Credit Parties shall execute and deliver an amendment to this Agreement to make such Person a Project Credit Party hereunder. Any such new Project Credit Party shall also execute any other joinder agreements, amendments or counterparts to any existing credit or security documents to which each of the existing Project Credit Parties is a party, as required by such documents or as reasonably requested by the Collateral Agent.

               10.14.2 Except as otherwise set forth in this Section 10.14.2, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in a writing signed by each Project Credit Party who is a party hereto and, if such amendment, modification or waiver affects the rights or obligations of the Collateral Agent, a writing signed by the Collateral Agent. Notwithstanding the foregoing, the Bank Agent shall be entitled to amend or modify this Agreement without the consent of any other First Lien Secured Party for the purpose of revising or altering the subordination provisions applicable to any Second Lien Secured Obligations; provided that no such amendment shall affect the relative rights and obligations between or among the First Lien Secured Parties unless consented to by all First Lien Secured Parties (or the applicable Project Credit Parties on their behalf); and provided, further, that the Bank Agent shall only be entitled to so amend or modify this Agreement if the outstanding Bank Secured Obligations shall equal or exceed $100.0 million at such time and immediately after giving effect to the incurrence of any Second Lien Secured Obligations in connection with such amendment or modification.

               10.15 ADDITIONAL SECURED PARTIES. Upon the entering into of any Specified Hedge Agreement or other Permitted Additional Senior Secured Debt Agreement or Permitted Additional Junior Secured Debt Agreement (subject to the rights of the existing Secured Parties under their respective Facility Agreements with respect to any such refinancing, replacement or restructuring of a Class of Secured Obligations or the entering into of such Specified Hedge Agreement, Permitted Additional Senior Secured Debt Agreement or Permitted Additional Junior Secured Debt Agreement), a representative of the applicable lender or hedge counterparty shall execute a joinder to this Agreement in substantially the form attached as Exhibit A hereto (each, a "JOINDER AGREEMENT"). Upon the execution and delivery of such a Joinder Agreement by the representative on behalf of such new lenders or hedge counterparty (and the execution by such representative of any other joinder agreements, amendments or counterparts to any existing credit or security documents to which each of the existing Project Credit Parties is a party, as required by such documents or as reasonably requested by the Collateral Agent), (a) such new lenders shall become, as the case may be, a "First Lien Secured Party" or a "Second Lien Secured Party" hereunder and (b) such representative shall become a "Project Credit Party" hereunder, with the same force and effect as if it were originally a party to this Agreement in such capacity. The execution and delivery of such a Joinder Agreement shall not require the consent of any other Project Credit Party or Secured Party hereunder so long as such addition does not otherwise give rise to an express violation of the terms of any Facility Agreement, and the rights and obligations of each Project Credit Party and Secured Party hereunder shall remain in full force and effect notwithstanding the addition of any new Project Credit Party as a party to this Agreement.

               10.16 TRUST INDENTURE ACT. The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.

               10.17 REINSTATEMENT. If the payment of any amount applied to any First Lien Secured Obligations is later avoided, or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

               (a) to the fullest extent lawful, all claims for the payment of such amount as First Lien Secured Obligations and, to the extent securing such claims, all such Liens under the First Lien Security Documents will be reinstated and entitled to the benefits hereof, and

               (b) if a Discharge of First Lien Secured Obligations became effective prior to such reinstatement, all obligations of the Second Lien Secured Parties that were terminated as a result of such Discharge of First Lien Secured Obligations shall be concurrently reinstated to the extent such claims and Liens under the First Lien Security Documents are reinstated, beginning on such date but prospectively only (and not retroactively), as though no First Lien Secured Obligations or Liens under the First Lien Security Documents had been outstanding at any time prior to such date and will remain effective until the claims for such amount are paid in full in cash.

               10.18 ATTORNEYS' FEES. Unless paid by the Company Group, the prevailing party in any dispute or controversy hereunder shall be entitled to an award of its reasonable attorneys' fees.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Project Credit Parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.


                                           2014 Notes Indenture Trustee:
                                           ----------------------------

                                           U.S. BANK NATIONAL ASSOCIATION


                                           By: /s/ Lori Anne Rosenberg
                                               ------------------------------
                                               Name:  Lori Anne Rosenberg
                                               Title: Vice President

                                           Bank Agent:
                                           ----------

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS


                                           By: /s/ Alexander B.V. Johnson
                                               -------------------------------
                                               Name:  Alexander B.V. Johnson
                                               Title: Managing Director


                                           By: /s/ Brenda Casey
                                               -------------------------------
                                               Name:  Brenda Casey
                                               Title: Vice President

                                           Collateral Agent:
                                           ----------------

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as collateral agent on behalf of the
                                           Bank Agent, the 2014 Notes
                                           Indenture Trustee and any other
                                           Project Credit Party that from time
                                           to time becomes a party hereto


                                           By: /s/ Alexander B.V. Johnson
                                               --------------------------------
                                               Name:  Alexander B.V. Johnson
                                               Title: Managing Director


                                           By: /s/ Brenda Casey
                                               --------------------------------
                                               Name:  Brenda Casey
                                               Title: Vice President


                                           DEUTSCHE BANK TRUST COMPANY AMERICAS
                                           as collateral agent on behalf of the
                                           Bank Agent


                                           By: /s/ Alexander B.V. Johnson
                                               --------------------------------
                                               Name:  Alexander B.V. Johnson
                                               Title: Managing Director


                                           By: /s/ Brenda Casey
                                               --------------------------------
                                               Name:  Brenda Casey
                                               Title: Vice President


                                           DEUTSCHE BANK TRUST COMPANY AMERICAS
                                           as collateral agent on behalf of
                                           the 2014 Notes Indenture Trustee


                                           By: /s/ Alexander B.V. Johnson
                                               --------------------------------
                                               Name:  Alexander B.V. Johnson
                                               Title: Managing Director


                                           By: /s/ Brenda Casey
                                               --------------------------------
                                               Name:  Brenda Casey
                                               Title: Vice President